STRATASYS LTD.
C/O STRATASYS, INC.
7665 COMMERCE WAY
EDEN PRAIRIE, MN 55344-2020

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRATASYS LTD.
The Board of Directors unanimously recommends a vote "FOR" each of Proposals 1, 2 and 3.

Proposals	For	Against	Abstain
1. Approval of certain matters in connection with the Agreement and Plan of Merger (the "**Merger Agreement**"), dated May 25, 2023, by and among Stratasys, Tetris Sub Inc., a wholly-owned subsidiary of Stratasys ("**Merger Sub**"), and Desktop Metal, Inc. ("**Desktop Metal**"), and the merger of Merger Sub with and into Desktop Metal (the "**Merger**"), including: (i) issuance of Stratasys ordinary shares to the stockholders of Desktop Metal, at a ratio of 0.123 Stratasys ordinary shares per share of Desktop Metal Class A common stock, as consideration under the Merger Agreement; (ii) the adoption of amended and restated articles of association for Stratasys immediately prior to the effective time of the Merger, which will include an increase of the authorized share capital of Stratasys from 180,000,000 ordinary shares to 450,000,000 ordinary shares; and (iii) the election of a slate of five designees of Stratasys and five designees of Desktop Metal, as well as the combined company's chief executive officer, as the members of Stratasys' board of directors, for a term of office from the effective time of the Merger until the first annual general meeting of the combined company following the one-year anniversary of the Merger.	☐	☐	☐
2. Subject to the approval of Proposal 1, approval of the extension of the expiration date of Stratasys' existing shareholder rights plan for a twelve (12) month period from its original expiration date, i.e., until July 24, 2024.	☐	☐	☐
3. Approval of an increase, by 2,075,625 upon completion of the Extraordinary Meeting, and by an additional 1,065,867, upon and subject to completion of the Merger, in the number of Stratasys ordinary shares available for issuance under Stratasys' 2022 Share Incentive Plan.	☐	☐	☐

For address changes/comments, mark here (see reverse side for instructions). ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: The undersigned furthermore appoints the proxies named on the reverse side to vote on its behalf upon such other matters as may properly come before the Extraordinary General Meeting of Shareholders of Stratasys (the "**Extraordinary Meeting**") or any adjournments thereof. The undersigned signatory hereby revokes any other proxy to vote at such Extraordinary Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereby, said proxies are authorized to vote in accordance with their best judgment. The undersigned signatory acknowledges that the notice of the Extraordinary Meeting was published via press release on August 23, 2023, in accordance with the Company's articles of association, as amended.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

STRATASYS LTD.
Extraordinary General Meeting of Shareholders
3:00 p.m. Israel Time/ 8:00 a.m. Eastern Time
September 28, 2023

Meitar Law Offices
16 Abba Hillel Road, 10th Floor
Ramat Gan 5250608, Israel

To obtain directions to the location of the Extraordinary General Meeting of Shareholders, you can contact Investor Relations at:

Stratasys Ltd.
c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344
Attn: Yonah Lloyd – Chief Communications Officer and Vice President- Investor Relations
Email: Yonah.Lloyd@stratasys.com

c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, MN 55344-2020

1 Holtzman Street
Science Park, P.O. Box 2496
Rehovot 76124, Israel

PROXY

The undersigned, a holder of ordinary shares of Stratasys Ltd., an Israeli company ("**Stratasys**" or the "**Company**"), hereby appoints Vered Ben Jacob, Eitan Zamir and J. David Chertok, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company that the undersigned holds of record as of August 24, 2023, at an Extraordinary General Meeting of Shareholders of the Company (the "**Extraordinary Meeting**") to be held at 3:00 p.m., Israel time/ 8:00 a.m., Eastern time, on September 28, 2023 and any adjournments thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT WITH RESPECT TO THE EXTRAORDINARY MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATASYS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

If you have any question concerning how to complete or submit this proxy, please contact Yonah Lloyd, the Company's Vice President of Investor Relations, at Yonah.Lloyd@stratasys.com.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side